UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 26, 2021

VERTEX ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-11476	94-3439569
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1331 Gemini Street

Suite 250

Houston, Texas 77058

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (866) 660-8156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	VTNR	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

For the period from October 1, 2020 to December 31, 2020, a total of approximately $317,970 of dividends accrued on the outstanding Series B Preferred Stock of Vertex Energy, Inc. (the “Company”, “we”, “us” and “our”) and for the period from October 1, 2020 to December 31, 2020, a total of approximately $288,594 of dividends accrued on our outstanding Series B1 Preferred Stock. We chose to pay such dividends in-kind by way of the issuance of 102,571 restricted shares of Series B Preferred Stock pro rata to each of the then holders of our Series B Preferred Stock in January 2021 and the issuance of 184,996 restricted shares of Series B1 Preferred Stock pro rata to each of the then holders of our Series B1 Preferred Stock in January 2021. The maximum number of shares of common stock issuable upon conversion of the 102,571 shares of Series B Preferred Stock issued in lieu of December 31, 2020 dividends, if converted in full, would total 102,571 shares of common stock and the maximum number of shares of common stock issuable upon conversion of the 184,996 shares of Series B1 Preferred Stock issued in lieu of December 31, 2020 dividends, if converted in full, would total 184,996 shares of common stock.

As the issuance of the Series B Preferred Stock and Series B1 Preferred Stock in-kind in satisfaction of the dividends did not involve a “sale” of securities under Section 2(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”), we believe that no registration of such securities, or exemption from registration for such securities, was required under the Securities Act.

On January 26, 2021, two holders of our Series B1 Preferred Stock converted an aggregate of 1,884,925 shares of such preferred stock into the same number of shares of common stock, on a one-for-one basis, pursuant to the terms of such Series B1 Preferred Stock.

On January 26, 2021, a holder of our Series B Preferred Stock converted 420,224 shares of such preferred stock into the same number of shares of common stock, on a one-for-one basis, pursuant to the terms of such Series B Preferred Stock.

We claim an exemption from registration provided by Section 3(a)(9) of the Securities Act for such issuances, as the securities were exchanged by us with our existing security holder in a transaction where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange. After the conversions described above, there are 3,785,037 outstanding shares of Series B Preferred Stock, which if converted in full, would convert into 3,785,037 shares of common stock and 5,699,720 outstanding shares of Series B1 Preferred Stock, which if converted in full, would convert into 5,699,720 shares of common stock.

On January 26, 2021, two holders of warrants to purchase shares of our common stock exercised warrants to purchase 857,082 shares of common stock for cash ($1,311,335 in aggregate or $1.53 per share), and were issued 857,082 shares of our common stock.

On January 28, 2021, a holder of warrants to purchase shares of our common stock exercised warrants to purchase 70,385 shares of common stock for cash ($107,689 in aggregate or $1.53 per share), and was issued 70,385 shares of our common stock.

We claim an exemption from registration pursuant to Section 4(a)(2) of the Securities Act, for the above issuances in connection with the exercises.

The resale of all of the shares of common stock issuable upon conversion the Series B Preferred Stock and Series B1 Preferred Stock, and the exercise of the warrants, have been registered by the Company under the Securities Act, on a registration statement declared effective by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

VERTEX ENERGY, INC.

Date: February 1, 2021	By:	/s/ Chris Carlson
Chris Carlson
Chief Financial Officer